Press Release

Exhibit 99.1
Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES THIRD QUARTER EARNINGS AND
FINANCIAL RESULTS

RED BANK, NEW JERSEY, October 24, 2019…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $25.0 million, or $0.49 per diluted share, for the three months ended September 30, 2019, as compared to $24.1 million, or $0.50 per diluted share, for the corresponding prior year period. For the nine months ended September 30, 2019, net income was $65.1 million, or $1.28 per diluted share, as compared to $45.2 million, or $0.95 per diluted share, for the corresponding prior year period.
The results of operations for the three months ended September 30, 2019 include merger related expenses, branch consolidation expenses and non-recurring professional fees, which decreased net income, net of tax benefit, by $2.6 million. The results of operations for the nine months ended September 30, 2019 include merger related expenses, branch consolidation expenses, non-recurring professional fees, and compensation expense due to the retirement of an executive officer, which decreased net income, net of tax benefit, by $14.0 million. Excluding these items, core earnings for the three and nine months ended September 30, 2019 were $27.5 million, or $0.54 per diluted share, and $79.1 million, or $1.56 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related expenses, branch consolidation expenses, non-recurring professional fees and compensation expense due to the retirement of an executive officer).
Highlights for the quarter are described below:

•
Loan and deposit growth were both strong. Record loan originations of $482.2 million provided total loan growth of $138.2 million with a solid pipeline of $319.7 million at September 30, 2019. Deposits increased $33.4 million while the cost of deposits was 0.62%, unchanged from the prior linked quarter.

•
The efficiency ratio improved to 57.9% from 68.1% in the prior linked quarter and the core efficiency ratio improved to 53.6% from 56.3% in the prior linked quarter, as the Company begins to realize the cost savings related to the integration of Capital Bank of New Jersey (“Capital Bank”).

Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to see that our organic expansion efforts in New York and Philadelphia are helping us grow the business. This strengthening organic growth helped deliver record quarterly core earnings of $27.5 million and positions us well for the fourth quarter and into 2020.”  Mr. Maher added, “During the quarter, the Company announced plans to acquire Two River Bancorp and Country Bank Holding Company, Inc.  We continue to make progress with the acquisition process and anticipate both closings in the first quarter of 2020.”
The Company announced that the Company’s Board of Directors declared its ninety-first consecutive quarterly cash dividend on common stock. The dividend, related to the three months ended September 30, 2019, of $0.17 per share will be paid on November 15, 2019 to stockholders of record on November 4, 2019.

Results of Operations
On January 31, 2018, the Company completed its acquisition of Sun Bancorp Inc. (“Sun”) and its results of operations are included in the consolidated results for the three and nine months ended September 30, 2019, but are excluded from the results of operations for the period from January 1, 2018 to January 31, 2018.
On January 31, 2019, the Company completed its acquisition of Capital Bank and its results of operations from February 1, 2019 through September 30, 2019 are included in the consolidated results for the three and nine months ended September 30, 2019, but are not included in the results of operations for the corresponding prior year periods.
Net income for the three months ended September 30, 2019, was $25.0 million, or $0.49 per diluted share, as compared to $24.1 million, or $0.50 per diluted share, for the corresponding prior year period. Net income for the nine months ended September 30, 2019, was $65.1 million, or $1.28 per diluted share, as compared to $45.2 million, or $0.95 per diluted share, for the corresponding prior year period. Net income for the three months ended September 30, 2019 included merger related expenses, branch consolidation expenses, and non-recurring professional fees which decreased net income, net of tax benefit, by $2.6 million. Net income for the nine months ended September 30, 2019 included merger related expenses, branch consolidation expenses, non-recurring professional fees, and compensation expense due to the retirement of an executive officer, which decreased net income, net of tax benefit, by $14.0 million. Net income for the three and nine months ended September 30, 2018 included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $1.6 million and $22.9 million, respectively. Excluding these items, net income for the three and nine months ended September 30, 2019 increased over the same prior year periods, primarily due to the acquisition of Capital Bank.
Net interest income for the three and nine months ended September 30, 2019 increased to $63.4 million and $192.6 million, respectively, as compared to $61.5 million and $178.7 million, respectively, for the same prior year periods, reflecting an increase in interest-earning assets. Average interest-earning assets increased by $436.6 million and $594.2 million for the three and nine months ended September 30, 2019, respectively, as compared to the same prior year periods. The averages for the three and nine months ended September 30, 2019 were favorably impacted by $363.1 million and $346.0 million, respectively, of interest-earning assets acquired from Capital Bank. Average loans receivable, net, increased by $474.2 million and $603.6 million for the three and nine months ended September 30, 2019, respectively, as compared to the same prior year periods. The increases attributable to the acquisition of Capital Bank were $269.6 million and $251.8 million, respectively. The net interest margin for the three and nine months ended September 30, 2019 decreased to 3.55% and 3.66%, respectively, from 3.67% and 3.71%, respectively, for the same prior year periods. For the three and nine months ended September 30, 2019, the cost of average interest-bearing liabilities increased to 0.98% and 0.95%, respectively, from 0.74% and 0.66%, respectively, in the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.62% and 0.60% for the three and nine months ended September 30, 2019, respectively, as compared to 0.39% and 0.36%, respectively, in the same prior year periods.
Net interest income for the three months ended September 30, 2019, decreased by $1.4 million, as compared to the prior linked quarter, as average interest-earning assets decreased by $7.4 million. The net interest margin decreased to 3.55% for the quarter ended September 30, 2019, as compared to 3.66% for the prior linked quarter. The decrease was primarily due to decreases in purchase accounting accretion of six basis points and prepayment fees of three basis points. Excluding these items, the net interest margin decreased two basis points. The total cost of deposits (including non-interest bearing deposits) was 0.62% for the both the three months ended September 30, 2019 and June 30, 2019.
For the three and nine months ended September 30, 2019, the provision for loan losses was $305,000 and $1.3 million, respectively, as compared to $907,000 and $3.0 million, respectively, for the corresponding prior year period, and $356,000 in the prior linked quarter. Net loan recoveries were $196,000 and net loan charge-offs were $1.2 million for the three and nine months ended September 30, 2019, respectively, as compared to net loan charge-offs of $777,000 and $1.9 million, respectively, in the corresponding prior year periods, and net loan charge-offs of $926,000 in the prior linked quarter. Non-performing loans totaled $17.5 million at September 30, 2019, as compared to $17.8 million at June 30, 2019 and $19.2 million at September 30, 2018.
For the three and nine months ended September 30, 2019, other income increased to $11.5 million and $30.9 million, respectively, as compared to $8.3 million and $26.1 million, respectively, for the corresponding prior year periods. The increases were partly due to the impact of the Capital Bank acquisition, which added $435,000 and $991,000 to other income for the three and nine months ended September 30, 2019, respectively, as compared to the same prior year periods. Excluding the Capital Bank acquisition, the increase in other income for the three months ended September 30, 2019 was primarily due to a decrease in the loss from real estate operations of $1.5 million and an increase in derivative fee income of $1.5 million, as compared to the three months ended September 30, 2018. Excluding the Capital Bank acquisition, the increase in other income for the nine months ended September 30, 2019 was primarily due to a decrease in the loss from real estate operations of $2.7 million, an increase in derivative fee income of $2.5 million, and an increase in bankcard services of $679,000, partially offset by decreases in fees and service charges of $1.3 million, and rental income of $820,000 received primarily for January and February 2018 on the Company’s executive office.
For the three months ended September 30, 2019, other income increased by $1.7 million, as compared to the prior linked quarter. The increase was primarily due to an increase in derivative fee income of $1.5 million.
Operating expenses increased to $43.4 million and decreased to $141.5 million for the three and nine months ended September 30, 2019, respectively, as compared to $39.5 million and $147.3 million, respectively, in the same prior year periods. Operating expenses for the three months ended September 30, 2019 included $3.2 million of merger related expenses, branch consolidation expenses, and non-recurring professional fees. Operating expenses for the nine months ended September 30, 2019 included $17.5 million of merger related expenses, branch consolidation expenses, non-recurring professional fees, and compensation expense due to the retirement of an executive officer, as compared to $2.0 million and $28.8 million, respectively, of merger related and branch consolidation expenses, in the same prior year periods. Excluding the impact of merger related expenses, branch consolidation expenses, non-recurring professional fees, and compensation expense due to the retirement of an executive officer, the change in operating expenses over the prior year was due to the Capital Bank acquisition, which added $1.2 million and $4.5 million for the three and nine months ended September 30, 2019, respectively. Excluding the Capital Bank acquisition, the increase in operating expenses for the three months ended September 30, 2019 over the prior year period was primarily due to increases in check card processing of $803,000, professional fees of $759,000, and compensation and employee benefits expense of $550,000, partially offset by decreases in Federal Deposit Insurance Company (“FDIC”) expense of $643,000, primarily as a result of assessment credits awarded by the FDIC to banks with consolidated assets less than $10 billion, and marketing expenses of $459,000. Excluding the Capital Bank acquisition, the remaining increase in operating expenses, for the nine months ended September 30, 2019 from the prior year period, was primarily due to increases in check card processing of $1.4 million, professional fees of $1.1 million, and other operating expenses of $976,000, partially offset by decreases in compensation and employee benefits expense of $1.3 million, and FDIC expense of $1.0 million.
For the three months ended September 30, 2019, operating expenses, excluding merger related expenses, branch consolidation expenses, and non-recurring professional fees, decreased by $1.9 million from the three months ended June 30, 2019, excluding merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer. The decrease in operating expenses was primarily due to decreases in compensation and employee benefits of $1.2 million, marketing expenses of $575,000, and FDIC expense of $505,000, partially offset by an increase in professional fees of $422,000.
For the three months ended September 30, 2019, operating expenses included $750,000 of non-recurring professional fees associated with the restructuring of the Company’s primary core processor vendor contract. The revised contractual terms will result in future annual cost savings of 22%, or approximately $1.5 million annually, and the earnback on the contract restructuring charges is anticipated to occur over the next six months. During the fourth quarter, the Company plans to restructure its retail online and mobile banking vendor contract and expects to incur approximately $1.3 million in non-recurring professional fees. The restructured contractual terms are expected to result in an annual cost savings of 48%, or approximately $1.6 million annually, and the earnback on the contract restructuring charges is anticipated to occur over the next ten months.
The provision for income taxes was $6.3 million and $15.6 million for the three and nine months ended September 30, 2019, respectively, as compared to $5.3 million and $9.3 million, respectively, for the same prior year periods. The effective tax rate was 20.2% and 19.3% for the three and nine months ended September 30, 2019, respectively, as compared to 18.0% and 17.1%, respectively, for the same prior year periods. The lower effective tax rates in the prior year periods were primarily due to larger tax benefits from employee stock option exercises and an increase in state taxes due to revisions in the New Jersey tax code.
Financial Condition
Total assets increased by $619.0 million, to $8.135 billion at September 30, 2019, from $7.516 billion at December 31, 2018, primarily as a result of the acquisition of Capital Bank, which added $494.7 million to total assets. Loans receivable, net, increased by $502.7 million, to $6.082 billion at September 30, 2019, from $5.579 billion at December 31, 2018, due to acquired loans of $307.8 million. As part of the acquisition of Capital Bank, the Company’s goodwill balance increased to $374.5 million at September 30, 2019, from $338.4 million at December 31, 2018. The core deposit intangible decreased to $16.6 million, from $17.0 million at December 31, 2018 due to amortization of core deposit intangible, partially offset by the increase from the acquisition of Capital Bank.

Deposits increased by $406.3 million, to $6.221 billion at September 30, 2019, from $5.815 billion at December 31, 2018, primarily due to acquired deposits of $449.0 million. The loan-to-deposit ratio at September 30, 2019 was 97.8%, as compared to 96.0% at December 31, 2018.
Stockholders’ equity increased to $1.145 billion at September 30, 2019, as compared to $1.039 billion at December 31, 2018. The acquisition of Capital Bank added $76.4 million to stockholders’ equity. At September 30, 2019, there were 508,986 shares available for repurchase under the Company’s stock repurchase program. For the nine months ended September 30, 2019, the Company repurchased 786,567 shares under the repurchase program at a weighted average cost of $22.95. Tangible stockholders’ equity per common share increased to $14.86 at September 30, 2019, as compared to $14.26 at December 31, 2018.
Asset Quality
The Company’s non-performing loans increased to $17.5 million at September 30, 2019, as compared to $17.4 million at December 31, 2018. Non-performing loans do not include $13.3 million of purchased credit-impaired (“PCI”) loans acquired in the Capital Bank, Sun, Ocean Shore Holding Co. (“Ocean Shore”), Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $294,000 at September 30, 2019, as compared to $1.4 million at December 31, 2018.
At September 30, 2019, the Company’s allowance for loan losses was 0.27% of total loans, a decrease from 0.30% at December 31, 2018. These ratios exclude existing fair value credit marks of $32.8 million at September 30, 2019 on loans acquired from the Acquisition Transactions, and $31.6 million at December 31, 2018 on loans acquired from Sun, Ocean Shore, Cape and Colonial American. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 95.32% at September 30, 2019, as compared to 95.19% at December 31, 2018.

Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses, non-recurring professional fees, compensation expense due to the retirement of an executive officer, and the impact to income tax expense related to the revaluation of deferred tax assets as required under Tax Reform, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, October 25, 2019 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10135355 from one hour after the end of the call until January 23, 2020. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is an $8.1 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$140,901	$148,327	$120,792	$148,362
Debt securities available-for-sale, at estimated fair value	127,308	123,610	100,717	100,015
Debt securities held-to-maturity, net (estimated fair value of $826,964 at September 30, 2019, $869,167 at June 30, 2019, $832,815 at December 31, 2018, and $864,173 at September 30, 2018)	819,253	863,838	846,810	883,540
Equity investments, at estimated fair value	10,145	10,002	9,655	9,519
Restricted equity investments, at cost	62,095	59,425	56,784	57,143
Loans receivable, net	6,081,938	5,943,930	5,579,222	5,543,959
Loans held-for-sale	110	—	—	732
Interest and dividends receivable	21,739	22,106	19,689	20,822
Other real estate owned	294	865	1,381	6,231
Premises and equipment, net	103,721	105,853	111,209	112,320
Bank Owned Life Insurance	236,190	235,162	222,482	221,190
Deferred tax asset	66,148	66,259	63,377	59,052
Assets held for sale	5,156	4,198	4,522	7,552
Other assets	69,033	53,276	24,101	36,094
Core deposit intangible	16,605	17,614	16,971	17,954
Goodwill	374,537	374,592	338,442	338,104
Total assets	$8,135,173	$8,029,057	$7,516,154	$7,562,589
Liabilities and Stockholders’ Equity
Deposits	$6,220,855	$6,187,487	$5,814,569	$5,854,250
Federal Home Loan Bank advances	512,149	453,646	449,383	456,806
Securities sold under agreements to repurchase with retail customers	65,067	62,086	61,760	61,044
Other borrowings	96,667	96,533	99,530	99,473
Advances by borrowers for taxes and insurance	16,230	14,817	14,066	16,654
Other liabilities	79,677	77,193	37,488	44,518
Total liabilities	6,990,645	6,891,762	6,476,796	6,532,745
Total stockholders’ equity	1,144,528	1,137,295	1,039,358	1,029,844
Total liabilities and stockholders’ equity	$8,135,173	$8,029,057	$7,516,154	$7,562,589

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Nine Months Ended,
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	|-------------------- (Unaudited) --------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$69,715	$70,917	$64,497	$209,633	$184,229
Mortgage-backed securities	3,761	3,946	4,105	11,748	12,087
Debt securities, equity investments and other	3,411	3,547	2,780	10,338	7,980
Total interest income	76,887	78,410	71,382	231,719	204,296
Interest expense:
Deposits	9,817	9,762	5,799	28,218	15,510
Borrowed funds	3,678	3,811	4,079	10,884	10,125
Total interest expense	13,495	13,573	9,878	39,102	25,635
Net interest income	63,392	64,837	61,504	192,617	178,661
Provision for loan losses	305	356	907	1,281	2,984
Net interest income after provision for loan losses	63,087	64,481	60,597	191,336	175,677
Other income:
Bankcard services revenue	2,658	2,679	2,425	7,622	6,717
Trust and asset management revenue	557	569	573	1,624	1,721
Fees and service charges	4,679	4,595	4,735	13,790	14,551
Net gain on sales of loans	—	7	31	15	654
Net unrealized gain (loss) on equity investments	89	133	(70)	330	(282)
Net loss from other real estate operations	(108)	(121)	(1,582)	(235)	(2,975)
Income from Bank Owned Life Insurance	1,431	1,293	1,337	4,045	3,813
Other	2,237	724	836	3,743	1,880
Total other income	11,543	9,879	8,285	30,934	26,079
Operating expenses:
Compensation and employee benefits	21,276	23,704	19,694	67,394	64,189
Occupancy	4,159	4,399	4,443	13,088	13,582
Equipment	2,062	1,936	2,067	5,944	6,004
Marketing	562	1,137	1,021	2,629	2,475
Federal deposit insurance and regulatory assessments	297	802	927	1,931	2,857
Data processing	3,398	3,684	3,125	10,736	9,968
Check card processing	1,639	1,322	799	4,399	2,904
Professional fees	2,580	1,408	1,066	5,697	3,746
Other operating expense	3,902	3,882	3,366	11,153	9,928
Amortization of core deposit intangible	1,009	1,015	995	3,029	2,828
Branch consolidation expense	1,696	6,695	1,368	8,782	2,911
Merger related expenses	777	931	662	6,761	25,863
Total operating expenses	43,357	50,915	39,533	141,543	147,255
Income before provision for income taxes	31,273	23,445	29,349	80,727	54,501
Provision for income taxes	6,302	4,465	5,278	15,603	9,301
Net income	$24,971	$18,980	$24,071	$65,124	$45,200
Basic earnings per share	$0.50	$0.37	$0.50	$1.30	$0.97
Diluted earnings per share	$0.49	$0.37	$0.50	$1.28	$0.95
Average basic shares outstanding	50,491	50,687	47,685	50,242	46,451
Average diluted shares outstanding	50,966	51,290	48,572	50,830	47,403

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Commercial:
Commercial and industrial		$406,580	$392,336	$383,686	$304,996	$343,121
Commercial real estate - owner - occupied		787,752	771,640	802,229	740,893	735,289
Commercial real estate - investor		2,232,159	2,143,093	2,161,451	2,023,131	2,019,859
Total commercial		3,426,491	3,307,069	3,347,366	3,069,020	3,098,269
Consumer:
Residential real estate		2,234,361	2,193,829	2,162,668	2,044,523	2,020,155
Home equity loans and lines		330,446	341,972	351,303	353,609	359,094
Other consumer		98,835	109,015	116,838	121,561	74,555
Total consumer		2,663,642	2,644,816	2,630,809	2,519,693	2,453,804
Total loans		6,090,133	5,951,885	5,978,175	5,588,713	5,552,073
Deferred origination costs, net		8,441	8,180	7,360	7,086	8,707
Allowance for loan losses		(16,636)	(16,135)	(16,705)	(16,577)	(16,821)
Loans receivable, net		$6,081,938	$5,943,930	$5,968,830	$5,579,222	$5,543,959
Mortgage loans serviced for others		$54,457	$90,882	$92,274	$95,100	$106,369
	At September 30, 2019 Average Yield
Loan pipeline (1):
Commercial	4.70%	$126,578	$212,712	$122,325	$129,839	$137,519
Residential real estate	3.45	189,403	82,555	63,598	49,800	64,841
Home equity loans and lines	5.53	3,757	2,550	4,688	6,571	11,030
Total	3.97%	$319,738	$297,817	$190,611	$186,210	$213,390

	For the Three Months Ended
	September 30, 2019			June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018
	Average Yield
Loan originations:
Commercial	4.08%	$315,405		$123,882		$172,233		$151,851		$136,764
Residential real estate	3.57	156,308		120,771		75,530		92,776		124,419
Home equity loans and lines	5.37	10,498		14,256		13,072		15,583		17,892
Total	3.94%	$482,211		$258,909		$260,835	(2)	$260,210	(3)	$279,075	(4)
Loans sold		$—	(5)	$403	(5)	$495		$728	(5)	$1,349	(5)

(1)	Loan pipeline includes pending loan applications and loans approved but not funded.

(2)	Excludes purchased loans of $100.0 million for residential real estate.

(3)	Excludes purchased loans of $49.5 million for other consumer and $753,000 for residential real estate.

(4)	Excludes purchased loans of $25.0 million for other consumer.

(5)
Excludes the sale of small business administration loans of $3.5 million, under-performing residential loans of $2.9 million, under-performing commercial loans of $1.7 million and under-performing residential loans of $5.1 million for the three months ended September 30, 2019, June 30, 2019, December 31, 2018, and September 30, 2018, respectively.

DEPOSITS	At
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Type of Account
Non-interest-bearing	$1,406,194	$1,370,167	$1,352,520	$1,151,362	$1,196,875
Interest-bearing checking	2,400,331	2,342,913	2,400,192	2,350,106	2,332,215
Money market deposit	593,457	642,985	666,067	569,680	584,250
Savings	901,168	909,501	922,113	877,177	887,799
Time deposits	919,705	921,921	949,593	866,244	853,111
	$6,220,855	$6,187,487	$6,290,485	$5,814,569	$5,854,250

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Non-performing loans:
Commercial and industrial	$207	$207	$240	$1,587	$1,727
Commercial real estate - owner-occupied	4,537	4,818	4,565	501	511
Commercial real estate - investor	4,073	4,050	4,115	5,024	8,082
Residential real estate	5,953	5,747	8,611	7,389	6,390
Home equity loans and lines	2,683	2,974	3,364	2,914	2,529
Total non-performing loans	17,453	17,796	20,895	17,415	19,239
Other real estate owned	294	865	1,594	1,381	6,231
Total non-performing assets	$17,747	$18,661	$22,489	$18,796	$25,470
Purchased credit-impaired (“PCI”) loans	$13,281	$13,432	$16,306	$8,901	$9,700
Delinquent loans 30 to 89 days	$19,905	$20,029	$21,578	$25,686	$26,691
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$6,152	$6,815	$6,484	$3,595	$3,568
Performing	18,977	19,314	19,690	22,877	24,230
Total troubled debt restructurings	$25,129	$26,129	$26,174	$26,472	$27,798
Allowance for loan losses	$16,636	$16,135	$16,705	$16,577	$16,821
Allowance for loan losses as a percent of total loans receivable (1)	0.27%	0.27%	0.28%	0.30%	0.30%
Allowance for loan losses as a percent of total non-performing loans	95.32	90.67	79.95	95.19	87.43
Non-performing loans as a percent of total loans receivable	0.29	0.30	0.35	0.31	0.35
Non-performing assets as a percent of total assets	0.22	0.23	0.28	0.25	0.34

(1)
The loans acquired from Capital Bank, Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $32,768, $36,026, $35,204, $31,647, and $34,357 at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	September 30, 2019	June 30, 2019		March 31, 2019	December 31, 2018		September 30, 2018
Net Charge-offs:
Loan charge-offs	$(353)	$(1,138)		$(868)	$(1,133)		$(891)
Recoveries on loans	549	212		376	383		114
Net loan recoveries (charge-offs)	$196	$(926)	(1)	$(492)	$(750)	(1)	$(777)	(1)
Net loan charge-offs to average total loans (annualized)	NM*	0.06%		0.03%	0.05%		0.06%
Net charge-off detail - (loss) recovery:
Commercial	$256	$(58)		$(58)	$(871)		$(246)
Residential real estate	12	(728)		(425)	210		(478)
Home equity loans and lines	(10)	(121)		(4)	(62)		(35)
Other consumer	(62)	(19)		(5)	(27)		(18)
Net loan recoveries (charge-offs)	$196	$(926)	(1)	$(492)	$(750)	(1)	$(777)	(1)

(1)	Included in net loan charge-offs for the three months ended June 30 2019, December 31, 2018 and September 30, 2018 are $429, $243 and $430, respectively, relating to under-performing loans sold.
* Not Meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$40,932	$264	2.56%	$67,214	$372	2.22%	$37,354	$172	1.83%
Securities (1)	1,039,560	6,908	2.64	1,080,690	7,121	2.64	1,080,784	6,713	2.46
Loans receivable, net (2)
Commercial	3,350,868	42,104	4.99	3,309,869	42,579	5.16	3,101,665	38,726	4.95
Residential	2,225,837	21,527	3.87	2,187,417	22,329	4.08	2,027,880	20,438	4.03
Home Equity	335,691	4,678	5.53	347,028	4,656	5.38	361,127	4,628	5.08
Other	104,310	1,406	5.35	113,153	1,353	4.80	52,764	705	5.30
Allowance for loan loss net of deferred loan fees	(8,381)	—	—	(9,155)	—	—	(9,350)	—	—
Loans Receivable, net	6,008,325	69,715	4.60	5,948,312	70,917	4.78	5,534,086	64,497	4.62
Total interest-earning assets	7,088,817	76,887	4.30	7,096,216	78,410	4.43	6,652,224	71,382	4.26
Non-interest-earning assets	984,421			972,683			916,406
Total assets	$8,073,238			$8,068,899			$7,568,630
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,467,879	4,311	0.69%	$2,504,541	4,240	0.68%	$2,300,270	2,313	0.40%
Money market	597,896	1,208	0.80	631,297	1,358	0.86	578,446	680	0.47
Savings	905,605	300	0.13	915,701	301	0.13	896,682	265	0.12
Time deposits	920,032	3,998	1.72	934,470	3,863	1.66	864,264	2,541	1.17
Total	4,891,412	9,817	0.80	4,986,009	9,762	0.79	4,639,662	5,799	0.50
FHLB Advances	394,124	2,208	2.22	404,951	2,320	2.30	475,536	2,542	2.12
Securities sold under agreements to repurchase	62,296	73	0.46	62,243	64	0.41	61,336	41	0.27
Other borrowings	96,578	1,397	5.74	99,591	1,427	5.75	99,438	1,496	5.97
Total interest-bearing liabilities	5,444,410	13,495	0.98	5,552,794	13,573	0.98	5,275,972	9,878	0.74
Non-interest-bearing deposits	1,396,259			1,302,147			1,210,650
Non-interest-bearing liabilities	88,868			82,793			61,272
Total liabilities	6,929,537			6,937,734			6,547,894
Stockholders’ equity	1,143,701			1,131,165			1,020,736
Total liabilities and equity	$8,073,238			$8,068,899			$7,568,630
Net interest income		$63,392			$64,837			$61,504
Net interest rate spread (3)			3.32%			3.45%			3.52%
Net interest margin (4)			3.55%			3.66%			3.67%
Total cost of deposits (including non-interest-bearing deposits)			0.62%			0.62%			0.39%

	For the Nine Months Ended
	September 30, 2019			September 30, 2018
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$62,543	$1,103	2.36%	$48,562	$660	1.82%
Securities (1)	1,062,366	20,983	2.64	1,085,725	19,407	2.39
Loans receivable, net (2)
Commercial	3,291,189	126,091	5.12	2,995,847	110,920	4.95
Residential	2,169,611	65,260	4.01	1,941,594	59,117	4.06
Home Equity	345,294	14,041	5.44	357,490	13,335	4.99
Other	112,162	4,241	5.06	20,796	857	5.51
Allowance for loan loss net of deferred loan fees	(9,200)	—	—	(10,233)	—	—
Loans Receivable, net	5,909,056	209,633	4.74	5,305,494	184,229	4.64
Total interest-earning assets	7,033,965	231,719	4.40	6,439,781	204,296	4.24
Non-interest-earning assets	960,709			877,642
Total assets	$7,994,674			$7,317,423
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,501,660	12,343	0.66%	$2,313,012	6,099	0.35%
Money market	610,153	3,676	0.81	567,575	1,924	0.45
Savings	908,457	887	0.13	876,695	727	0.11
Time deposits	928,903	11,312	1.63	862,555	6,760	1.05
Total	4,949,173	28,218	0.76	4,619,837	15,510	0.45
FHLB Advances	379,786	6,367	2.24	391,956	5,954	2.03
Securities sold under agreements to repurchase	63,267	192	0.41	68,173	125	0.25
Other borrowings	98,562	4,325	5.87	93,046	4,046	5.81
Total interest-bearing liabilities	5,490,788	39,102	0.95	5,173,012	25,635	0.66
Non-interest-bearing deposits	1,303,447			1,121,695
Non-interest-bearing liabilities	75,988			55,881
Total liabilities	6,870,223			6,350,588
Stockholders’ equity	1,124,451			966,835
Total liabilities and equity	$7,994,674			$7,317,423
Net interest income		$192,617			$178,661
Net interest rate spread (3)			3.45%			3.58%
Net interest margin (4)			3.66%			3.71%
Total cost of deposits (including non-interest-bearing deposits)			0.60%			0.36%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.

Certain amounts previously reported have been reclassified to conform to the current year’s presentation.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018

Selected Financial Condition Data:
Total assets	$8,135,173	$8,029,057	$8,092,948	$7,516,154	$7,562,589
Debt securities available-for-sale, at estimated fair value	127,308	123,610	122,558	100,717	100,015
Debt securities held-to-maturity, net	819,253	863,838	900,614	846,810	883,540
Equity investments, at estimated fair value	10,145	10,002	9,816	9,655	9,519
Restricted equity investments, at cost	62,095	59,425	55,663	56,784	57,143
Loans receivable, net	6,081,938	5,943,930	5,968,830	5,579,222	5,543,959
Deposits	6,220,855	6,187,487	6,290,485	5,814,569	5,854,250
Federal Home Loan Bank advances	512,149	453,646	418,016	449,383	456,806
Securities sold under agreements to repurchase and other borrowings	161,734	158,619	165,753	161,290	160,517
Stockholders’ equity	1,144,528	1,137,295	1,127,163	1,039,358	1,029,844

	For the Three Months Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Selected Operating Data:
Interest income	$76,887	$78,410	$76,422	$72,358	$71,382
Interest expense	13,495	13,573	12,034	10,517	9,878
Net interest income	63,392	64,837	64,388	61,841	61,504
Provision for loan losses	305	356	620	506	907
Net interest income after provision for loan losses	63,087	64,481	63,768	61,335	60,597
Other income	11,543	9,879	9,512	8,748	8,285
Operating expenses	40,884	43,289	41,827	37,794	37,503
Branch consolidation expense	1,696	6,695	391	240	1,368
Merger related expenses	777	931	5,053	1,048	662
Income before provision for income taxes	31,273	23,445	26,009	31,001	29,349
Provision for income taxes	6,302	4,465	4,836	4,269	5,278
Net income	$24,971	$18,980	$21,173	$26,732	$24,071
Diluted earnings per share	$0.49	$0.37	$0.42	$0.55	$0.50
Net accretion/amortization of purchase accounting adjustments included in net interest income	$2,769	$3,663	$4,027	$3,918	$4,036

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	1.23%	0.94%	1.10%	1.41%	1.26%
Return on average stockholders’ equity (2)	8.66	6.73	7.82	10.24	9.36
Return on average tangible stockholders’ equity (2) (3)	13.18	10.32	11.97	15.60	14.39
Stockholders’ equity to total assets	14.07	14.16	13.93	13.83	13.62
Tangible stockholders’ equity to tangible assets (3)	9.73	9.76	9.53	9.55	9.35
Net interest rate spread	3.32	3.45	3.59	3.54	3.52
Net interest margin	3.55	3.66	3.78	3.71	3.67
Operating expenses to average assets (2)	2.13	2.53	2.45	2.07	2.07
Efficiency ratio (2) (4)	57.86	68.14	63.97	55.37	56.65
Loans to deposits	97.77	96.06	94.89	95.95	94.70

	For the Nine Months Ended September 30,
	2019	2018
Performance Ratios (Annualized):
Return on average assets (2)	1.09%	0.83%
Return on average stockholders’ equity (2)	7.74	6.25
Return on average tangible stockholders’ equity (2) (3)	11.83	9.56
Net interest rate spread	3.45	3.58
Net interest margin	3.66	3.71
Operating expenses to average assets (2)	2.37	2.69
Efficiency ratio (2) (4)	63.32	71.92

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Trust and Asset Management:
Wealth assets under administration	$194,137	$199,554	$200,130	$184,476	$209,796
Nest Egg	23,946	9,755	4,052	—	—
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.15
Stockholders’ equity per common share at end of period	22.57	22.24	22.00	21.68	21.29
Tangible stockholders’ equity per common share at end of period (3)	14.86	14.57	14.32	14.26	13.93
Common shares outstanding at end of period	50,700,586	51,131,804	51,233,944	47,951,168	48,382,370
Number of full-service customer facilities:	56	60	63	59	59
Quarterly Average Balances
Total securities	$1,039,560	$1,080,690	$1,067,150	$1,037,039	$1,080,784
Loans, receivable, net	6,008,325	5,948,312	5,767,887	5,523,745	5,534,086
Total interest-earning assets	7,088,817	7,096,216	6,914,948	6,613,807	6,652,224
Total assets	8,073,238	8,068,899	7,839,316	7,504,111	7,568,630
Interest-bearing transaction deposits	3,971,380	4,051,539	4,036,584	3,871,134	3,775,398
Time deposits	920,032	934,470	932,341	848,361	864,264
Total borrowed funds	552,998	566,785	504,498	514,628	636,310
Total interest-bearing liabilities	5,444,410	5,552,794	5,473,423	5,234,123	5,275,972
Non-interest bearing deposits	1,396,259	1,302,147	1,211,934	1,177,321	1,210,650
Stockholders’ equity	1,143,701	1,131,165	1,097,984	1,035,962	1,020,736
Total deposits	6,287,671	6,288,156	6,180,859	5,896,816	5,850,312
Quarterly Yields
Total securities	2.64%	2.64%	2.64%	2.60%	2.46%
Loans, receivable, net	4.60	4.78	4.85	4.69	4.62
Total interest-earning assets	4.30	4.43	4.48	4.34	4.26
Interest-bearing transaction deposits	0.58	0.58	0.52	0.44	0.34
Time deposits	1.72	1.66	1.50	1.31	1.17
Borrowed funds	2.64	2.70	2.73	2.66	2.54
Total interest-bearing liabilities	0.98	0.98	0.89	0.80	0.74
Net interest spread	3.32	3.45	3.59	3.54	3.52
Net interest margin	3.55	3.66	3.78	3.71	3.67
Total deposits	0.62	0.62	0.57	0.48	0.39

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related expenses, branch consolidation expenses, non-recurring professional fees, compensation expense due to the retirement of an executive officer and the impact to income tax expense related to Tax Reform. Refer to Other Items - Non-GAAP Reconciliation for impact of these items.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Core earnings:
Net income	$24,971	$18,980	$21,173	$26,732	$24,071
Non-recurring items:
Add: Merger related expenses	777	931	5,053	1,048	662
Branch consolidation expenses	1,696	6,695	391	240	1,368
Non-recurring professional fees	750	—	—	—	—
Compensation expense due to the retirement of an executive officer	—	1,256	—	—	—
Income tax benefit related to Tax Reform	—	—	—	(1,854)	—
Less: Income tax expense on items	(663)	(1,867)	(1,039)	(130)	(426)
Core earnings	$27,531	$25,995	$25,578	$26,036	$25,675
Core diluted earnings per share	$0.54	$0.51	$0.51	$0.54	$0.53

Core ratios (Annualized):
Return on average assets	1.35%	1.29%	1.32%	1.38%	1.35%
Return on average tangible stockholders’ equity	14.53	14.14	14.46	15.19	15.35
Efficiency ratio	53.56	56.26	56.60	53.54	53.74

	For the Nine Months Ended September 30,
	2019	2018
Core earnings:
Net income	$65,124	$45,200
Non-recurring items:
Add: Merger related expenses	6,761	25,863
Branch consolidation expenses	8,782	2,911
Non-recurring professional fees	750	—
Compensation expense due to the retirement of an executive officer	1,256	—
Less: Income tax expense on items	(3,569)	(5,861)
Core earnings	$79,104	$68,113
Core diluted earnings per share	$1.56	$1.44

Core ratios (Annualized):
Return on average assets	1.32%	1.24%
Return on average tangible stockholders’ equity	14.37	14.40
Efficiency ratio	55.47	57.87

(continued)

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Total stockholders’ equity	$1,144,528	$1,137,295	$1,127,163	$1,039,358	$1,029,844
Less:
Goodwill	374,537	374,592	375,096	338,442	338,104
Core deposit intangible	16,605	17,614	18,629	16,971	17,954
Tangible stockholders’ equity	$753,386	$745,089	$733,438	$683,945	$673,786

Total assets	$8,135,173	$8,029,057	$8,092,948	$7,516,154	$7,562,589
Less:
Goodwill	374,537	374,592	375,096	338,442	338,104
Core deposit intangible	16,605	17,614	18,629	16,971	17,954
Tangible assets	$7,744,031	$7,636,851	$7,699,223	$7,160,741	$7,206,531
Tangible stockholders’ equity to tangible assets	9.73%	9.76%	9.53%	9.55%	9.35%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Capital Bank, net of the total consideration paid (in thousands):

	At January 31, 2019
	Capital Bank Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$76,834
Assets acquired:
Cash and cash equivalents	$59,748	$—	$59,748
Securities	103,798	(23)	103,775
Loans	312,320	(4,542)	307,778
Accrued interest receivable	1,387	3	1,390
Bank Owned Life Insurance	10,460	—	10,460
Deferred tax asset	1,605	2,224	3,829
Other assets	9,384	(4,277)	5,107
Core deposit intangible	—	2,662	2,662
Total assets acquired	498,702	(3,953)	494,749
Liabilities assumed:
Deposits	(448,792)	(226)	(449,018)
Other liabilities	(827)	(4,188)	(5,015)
Total liabilities assumed	(449,619)	(4,414)	(454,033)
Net assets acquired	$49,083	$(8,367)	$40,716
Goodwill recorded in the merger			$36,118
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to the recorded carrying values may be required.